ATTACHMENT TO FORM 4


Name:                          Peter G. Peterson

Address:                       c/o Blackstone Management Associates II L.L.C.
                               345 Park Avenue, 31st Floor
                               New York, New York 10154

Designated Filer:              Blackstone Management Associates II L.L.C.

Issuer and Ticker Symbol:      American Axle & Manufacturing Holdings, Inc.
                               Symbol:  AXL

Statement for Month/Year:      December 2003


As one of the founding members of Blackstone Management Associates II L.L.C. ("BMA II"), which is the sole general partner of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Family Investment Partnership II L.P. and the sole investment general partner of Blackstone Offshore Capital Partners II L.P. (collectively, the "Partnerships"), the Reporting Person may be deemed, for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Act") to be the beneficial owner of shares of Common Stock beneficially owned by BMA II by virtue of its status as the sole general partner of the Partnerships and therefore may be deemed to be a "ten percent beneficial owner" for purposes of Section 16 of the Act.